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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Cambridge Heart, Inc. of our report dated February 3, 1998 appearing on page 21 of this Annual Report on Form 10-K.

Price Waterhouse llp

Boston, Massachusetts
March 13, 1998